Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statements (Nos. 333-148771, 333-164326, 333-168447 and 333-175769) on Form S-3 on Form S-1 of Marina Biotech, Inc. of our report dated August 4, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

September 17, 2014